EX- 99.906 CERT.N-CSR BB

CERTIFICATION
PURSUANT TO SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and United States Code Title 18, Part I, Chapter 63, Section 1350, the undersigned officer of RENN Global Entrepreneurs Fund, Inc. (the “Fund”) hereby certifies that, to such officer’s knowledge, the Fund’s report on Form N-CSR for the period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund for the period covered by the report.

Date: September 7, 2012	/s/ Barbe Butschek
Barbe Butschek
Chief Financial Officer